SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 26, 2013 Vision Systems, a licensee of Research Frontiers Inc. (Nasdaq: REFR), announced that it will offer an SPD-Smart dimmable window (“Energia”) that can operate without using the aircraft’s electrical system. Energia integrates an optically clear layer that is capable of producing its own energy from the sun or artificial light sources.

SPD-Smart dimmable windows are increasingly in demand by aerospace OEMs, airlines, operators and aircraft owners. Now, the many practical, technical, and financial benefits of solar power can be added to the instant switching speed, wide range of light transmission, and relief from light, glare and heat already provided by SPD-Smart windows.

Energia facilitates the process of installing dimmable windows on new production and aftermarket aircraft – Energia requires no modifications to the aircraft’s existing electrical system, because it is completely independent from the cabin’s wiring.

Vision Systems’ SPD-Smart electronically dimmable windows offer instant and precise light-control at all levels to provide a solar protection solution that enhances comfort and improves passengers’ experience on aircraft.

Vision Systems announced their partnership with Sunpartner Technologies, the inventor and manufacturer of the transparent photovoltaic panel, and Energia was developed under license from Research Frontiers, the inventor of SPD-Smart light-control technology, and as a collaboration between these companies.

Vision Systems has filed for patent protection on this innovation in the aircraft industry.

Vision Systems will unveil Energia at their booth (C9522) at the 2013 NBAA, to be held October 22-24 in Las Vegas, Nevada, USA.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “We have publicly discussed using photovoltaics with our smart windows to make the already energy-friendly SPD-SmartGlass even more environmentally friendly, and easier to install. This is a remarkable achievement by Vision Systems and Sunpartner Technologies. The extremely low power consumption of SPD-SmartGlass technology, combined with the benefits of solar power, is a formidable combination. The aerospace industry will welcome this news and the additional benefits that the combination of SPD-Smart light control technology and photovoltaics provides, and I believe it also provides an early indicator of where the SPD-SmartGlass industry may be headed across all applications for our technology, not only in the aircraft industry, but in the automotive, architecture and marine industries as well.”

Details are noted in the press releases attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press release referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated September 26, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 27, 2013